EXHIBIT 5

                               September ___, 2000



Michael F. Marranca, President
FIDELITY D & D BANCORP, INC.
Blakely and Drinker Streets
Dunmore, PA 18512

               RE: Fidelity D & D Bancorp, Inc. 2000 Dividend Reinvestment Plan
                   Our File No: 749-00

Dear Mr. Marranca:

     We have acted as special counsel to Fidelity D & D Bancorp, Inc. in connection with the proposed issuance of up to 100,000 shares of the Company's common stock, from time to time pursuant to the Company's 2000 Dividend Reinvestment Plan, covered by the Company's Registration Statement on Form S-1, filed on the date hereof with the Securities and Exchange Commission. We, as special counsel to the Company have reviewed:

     1.   Amended and Restated Articles of Incorporation of the Company;

     2.   The Bylaws of the Company;

     3. Resolutions adopted by the Board of Directors of the Company relating to the Registration Statement, certified by the Secretary of the Company;

     4.   The Registration Statement on Form S-1; and

     6.   The Fidelity D & D Bancorp, Inc. 2000 Dividend Reinvestment Plan.

     Based on our review of the foregoing, it is our opinion that:

          a. The Company has been duly incorporated under the laws of the Commonwealth of Pennsylvania and is validly existing and in good standing under the laws of the Commonwealth; and

          b. The common stock covered by the Registration Statement has been duly authorized and, when issued pursuant to the terms of the plan, will be legally issued by the Company and fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us in the related Prospectus. In giving this consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                              Very truly yours,

                                              SHUMAKER WILLIAMS, P.C.